UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)

California	95-2086631
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North Unit 03-09 Singapore	318996
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
Common Stock, no par value per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Trio-Tech International (the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, no par value per share (“Common Stock”), from the New York Stock Exchange (the “NYSE”) to the Nasdaq Global Market of The Nasdaq Stock Market LLC (“Nasdaq). The Company expects the listing and trading of its Common Stock to commence on Nasdaq on September 16, 2026 under its existing trading symbol “TRT.” Trading on the NYSE is to be ceased concurrently with the Nasdaq listing.

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Securities” in the prospectus forming a part of the Registrant’s Registration Statement on Form 8-A, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 28, 1998. In addition, any form of prospectus or prospectus supplement to a Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the Nasdaq Global Market of The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRIO-TECH INTERNATIONAL

Date: September 15, 2026	By:	/s/ Anitha Srinivasan
	Name:	Anitha Srinivasan
	Title:	Chief Financial Officer